CERTIFICATE NUMBER

NUMBER OF SHARES

ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

Reed's, Inc.

500,000 SHARES PREFERRED STOCK | $10.00 PAR VALUE

This certifies that ____
is the owner of ________ shares of Series 'A' Preferred Stock of Reed's, Inc.

Shares are transferable only on the books of the corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed.

IN WITNESS WHEREOF, REED'S, INC. HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATE SEAL TO BE HEREUNTO IMPRESSED

SPECIMEN

____
Secretary - Reed's, Inc.

____
President - Reed's, Inc.



ORIGINAL GINGER BREW
ALL NATURAL JAMAICAN STYLE GINGER ALE
REED'S

corporate seal